ASSET PURCHASE AGREEMENT

                                     Between

                              AMTECH SYSTEMS, INC.

                                       and

                    P.R. HOFFMAN MACHINE PRODUCTS CORPORATION

                                       and

                                 JOHN R. KRIEGER

                                TABLE OF CONTENTS

Section                                                                                               Page


1.       Sale and Delivery of the Assets...............................................................  1
                  1.1      Delivery of the Assets......................................................  1
                  1.2      Further Assurances..........................................................  3
                  1.3      Purchase Price..............................................................  3
                  1.4      Assumption of Liabilities; Etc..............................................  4
                  1.5      Allocation of Purchase Price and Assumed Liabilities........................  5
                  1.6      The Closing.................................................................  5
                  1.7      Post Closing Adjustments; Financial Statement Delivery
                           Obligations; Schedule Update Requirement....................................  5
                  1.8      Post-Closing Earn-out Payments..............................................  7

2.       Representations of the Seller and the Stockholder.............................................  8
                  2.1      Organization................................................................  8
                  2.2      Capitalization of the Seller................................................  9
                  2.3      Authorization...............................................................  9
                  2.4      Ownership of the Assets.....................................................  9
                  2.5      Financial Statements........................................................ 10
                  2.6      Absence of Undisclosed Liabilities.......................................... 10
                  2.7      Litigation.................................................................. 10
                  2.8      Insurance................................................................... 11
                  2.9      Inventory................................................................... 11
                  2.10     Fixed Assets................................................................ 11
                  2.11     Leases...................................................................... 11
                  2.12     Change in Financial Condition and Assets.................................... 12
                  2.13     Tax Matters................................................................. 12
                  2.14     Accounts Receivable......................................................... 12
                  2.15     Books and Records........................................................... 12
                  2.16     Contracts and Commitments................................................... 13
                  2.17     Compliance with Agreements and Laws......................................... 14
                  2.18     Employee Relations.......................................................... 15
                  2.19     Absence of Certain Changes or Events........................................ 16
                  2.20     Customers................................................................... 16
                  2.21     Suppliers................................................................... 17
                  2.22     Bank Accounts............................................................... 17
                  2.23     Prepayments and Deposits.................................................... 17
                  2.24     Trade Names and Other Intangible Property................................... 17
                  2.25     Employee Benefit Plans...................................................... 17
                  2.26     Environmental Matters....................................................... 21
                  2.27     Acquired Assets Complete.................................................... 21
                  2.28     Regulatory Approvals........................................................ 22
                  2.29     Indebtedness to and from Officers, Directors and Shareholders............... 22
                  2.30     Powers of Attorney and Suretyships.......................................... 22
                  2.31     Disclosure.................................................................. 22

3.       Representations of the Buyer.................................................................. 22
                  3.1      Organization and Authority.................................................. 22
                  3.2      Capitalization of the Buyer................................................. 22
                  3.3      Authorization............................................................... 23
                  3.4      Regulatory Approvals........................................................ 23
                  3.5      Disclosure.................................................................. 23
                  3.6      SEC Filings................................................................. 23

4.       Access to Information; Public Announcements................................................... 23
                  4.1      Access to Management, Properties and Records................................ 24
                  4.2      Confidentiality............................................................. 24
                  4.3      Public Announcements........................................................ 24

5.       Pre-Closing Covenants of the Seller........................................................... 25

6.       Best Efforts to Obtain Satisfaction of Conditions............................................. 25

7.       Conditions to Obligations of the Buyer........................................................ 25
                  7.1      Continued Truth of Representations and Warranties of the Seller;
                           Compliance with Covenants and Obligations................................... 25
                  7.2      Corporate Audit; Delivery of Financial Statements........................... 25
                  7.3      Governmental Approvals...................................................... 25
                  7.4      Consents of Lenders, Lessors and Other Third Parties........................ 25
                  7.5      Adverse Proceedings......................................................... 26
                  7.6      Opinion of Counsel.......................................................... 26
                  7.7      Board of Directors and Shareholder Approval................................. 26
                  7.8      The Assets.................................................................. 26
                  7.9      Employment Contracts........................................................ 26
                  7.10     Assignment of Insurance Policies............................................ 26
                  7.11     Cash Available for Working Capital Purposes................................. 26
                  7.12     Trade Payables.............................................................. 26
                  7.13     Engineer's Report........................................................... 26
                  7.14     Tax Lien Certificate........................................................ 27
                  7.15     Closing Deliveries.......................................................... 27

8.       Conditions to Obligations of the Seller....................................................... 28
                  8.1      Continued Truth of Representations and Warranties of the Buyer;
                           Compliance with Covenants and Obligations................................... 28
                  8.2      Corporate Proceedings....................................................... 28
                  8.3      Governmental Approvals...................................................... 28
                  8.4      Consents of Lenders, Lessors and Other Third Parties........................ 28
                  8.5      Adverse Proceedings......................................................... 28
                  8.6      Opinion of Counsel.......................................................... 28

                  8.7      Employment Contract......................................................... 28
                  8.8      Registration Rights Agreement............................................... 29
                  8.9      Sublease Agreement.......................................................... 29
                  8.10     General Liability Insurance................................................. 29
                  8.11     Closing Deliveries.......................................................... 29

9.       Indemnification............................................................................... 30
                  9.1      By the Buyer and the Seller and the Stockholder............................. 30
                  9.2      Limits on Indemnification................................................... 30
                  9.3      Claims for Indemnification.................................................. 31
                  9.4      Defense by Indemnification Party............................................ 31
                  9.5      Payment of Indemnification Obligation....................................... 31
                  9.6      Survival of Representations; Claims for Indemnification..................... 32

10.      Post-Closing Agreements....................................................................... 32
                  10.1     Proprietary Information..................................................... 32
                  10.2     No Solicitation or Hiring of Former Employees............................... 33
                  10.3     Non-Competition Agreement................................................... 33
                  10.4     Sharing of Data............................................................. 33
                  10.5     Use of Name................................................................. 34
                  10.6     Cooperation in Litigation................................................... 34
                  10.7     Repurchase of Accounts Receivable........................................... 34
                  10.8     Product Claims and Returns.................................................. 36

11.      Transfer and Sales Tax........................................................................ 36

12.      Brokers and Expenses.......................................................................... 37

13.      Notices....................................................................................... 37

14.      Successors and Assigns........................................................................ 38

15.      Entire Agreement; Amendments; Attachments..................................................... 38

16.      Bulk Sales Laws............................................................................... 38

17.      Legal Fees.................................................................................... 38

18.      Governing Law................................................................................. 38

19.      Section Headings.............................................................................. 38

20.      Severability.................................................................................. 39

21.      Counterparts.................................................................................. 39

Exhibits

A - Registration Rights Agreement
B - Instrument of Assumption of Liabilities
C - Opinion of McNees, Wallace & Nurick
D - Bill of Sale
E - Opinion of Squire, Sanders & Dempsey L.L.P.
F - Employment Agreement
G - Sublease Agreement
I - Certificate of No Adverse Conditions

Schedules to be provided by the Seller
--------------------------------------

1.1(b)            -        Excluded Assets
1.4               -        Assumed Liabilities
1.5               -        Allocation of the Purchase Price
2.3               -        Third Party Consents
2.4               -        Encumbrances and Permitted Encumbrances
2.6               -        Undisclosed Liabilities
2.7               -        Litigation
2.8               -        Insurance
2.9               -        Inventory
2.10              -        Fixed Assets
2.11              -        Leases
2.12              -        Changes in Financial Condition
2.13              -        Tax Matters
2.14              -        Accounts Receivable
2.15              -        Contracts
2.17              -        Permits
2.18              -        Employee Relations
2.19              -        Certain Changes or Events
2.20              -        Customer List
2.21              -        Suppliers
2.23              -        Prepayments and Deposits
2.24              -        Intangible Property
2.25              -        Employee Plans
2.28              -        Regulatory Approvals
2.29              -        Affiliated Indebtedness
2.30              -        Powers of Attorney and Suretyships
7.15(i)           -        Excluded Consents

Schedules to be provided by the Buyer
-------------------------------------

3.3               -        Third Party Consents
7.9               -        Employment Contracts

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         Agreement made as of the 1st day of July, 1997 between Amtech Systems, Inc., an Arizona corporation with its principal office at 131 South Clark, Tempe, Arizona 85281 or its wholly-owned subsidiary (the "Buyer"), and P.R. Hoffman Machine Products Corporation, a Delaware corporation with its principal office at 1517 Commerce Avenue, Carlisle, Pennsylvania 17013 (the "Seller"), and John R. Krieger whose residential address is 4 Hall Drive, Dillsburg, Pennsylvania 17019, the sole stockholder of Seller (the "Stockholder").

                              Preliminary Statement
                              ---------------------

         The Buyer desires to purchase, and the Seller and Stockholder desire to sell, substantially all of the assets and business of the Seller, for the consideration set forth below and the assumption of certain of the Seller's liabilities set forth below, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1.       Sale and Delivery of the Assets.

                  1.1 Delivery of the Assets.

                           (a) Subject to and upon the terms and  conditions  of
this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, the following properties, assets and other claims, rights and interests:

                                         (i) all  inventories  of raw materials,
work in process, finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items of the Seller (collectively, the "Inventory") which exist on the Closing Date (as defined below);

                                         (ii) all accounts, accounts receivable,
notes and notes receivable payable to the Seller existing on the Closing Date, including any security held by the Seller for the payment thereof, but excluding any account, account receivable, note or note receivable payable by any affiliate (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) of Seller ("Affiliate") to the Seller (the accounts, accounts receivable, notes and notes receivable, including any related security therein, to be transferred to the Buyer pursuant hereto are collectively referred to herein as the "Accounts Receivable");

                                         (iii) all prepaid expenses, petty cash,
deposits, bank accounts and other similar assets of the Seller existing on the Closing Date, including the cash represented by such assets;

                                         (iv) all rights of the Seller under the
contracts,  agreements,  leases,  licenses  and other  instruments  set forth on
Schedule 2.16 attached hereto (collectively, the "Contract Rights");

                                         (v)  all of the  Seller's  (or,  in the
case of the Sublease Agreement, the Buyer's) right, title and interest in and to all leases, subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant to real property related to the Leases identified in Schedule 2.11 attached hereto (collectively the "Real Property");

                                         (vi) all books,  records and  accounts,
correspondence, goodwill and recorded knowledge relating to the Assets and the business of Seller, production records, technical, accounting, manufacturing and procedural manuals, customer, vendor and distributor lists, employment records, warranty records, sales and marketing literature, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Assets, and any confidential information which has been reduced to writing relating to or arising out of the business of the Seller;

                                         (vii) all  rights of the  Seller  under
express or implied warranties from the suppliers of the Seller;

                                         (viii)  the  motor  vehicles  and other
rolling stock owned by the Seller on the Closing Date;

                                         (ix) all of the  machinery,  equipment,
tools, production reels and spools, numerically controlled programs, internally developed and purchased software, tooling, dies, production fixtures, maintenance machinery and equipment, furniture, leasehold improvements and construction in progress owned by the Seller on the Closing Date whether or not reflected as capital assets in the accounting records of the Seller (collectively, the "Fixed Assets");

                                         (x) all of the  Seller's  right,  title
and interest in and to all intangible property rights, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, trade names, including the name "P.R. Hoffman Machine Products Corporation" or any derivation thereof, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, owned or, where not owned, used by the Seller in its business and all licenses and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property");

                                         (xi) all of Seller's  right,  title and
interest in and to the insurance policies set forth on Schedule 2.8 attached hereto; and

                                         (xii) except as  specifically  provided
in Subsection 1.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

                           (b)  Notwithstanding  the provisions of paragraph (a)
above, the assets to be transferred to the Buyer under this Agreement shall not include those assets listed on Schedule 1.1(b) attached hereto (the "Excluded Assets").

                           (c)  The  Inventory,  Accounts  Receivable,  Contract
Rights, Real Property, Fixed Assets, Intangible Property and other properties, assets and business of the Seller described in paragraph (a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets."

                  1.2 Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

                  1.3 Purchase Price. As consideration for the Assets, Amtech Systems, Inc. will pay Seller as follows:

                           (a) The cash  purchase  price for the Assets shall be
Two Million Two Hundred Thousand Dollars ($2,200,000), subject to the adjustments provided in Subsection 1.7 hereof (the "Cash Purchase Price"). The Cash Purchase Price shall be payable at the Closing in immediately available funds.

                           (b) At the Closing Buyer shall issue to Seller or its
assign an amount of unregistered shares of $.01 par value common stock of Amtech Systems, Inc. equal to the maximum number of shares that Buyer can issue at a recorded cost of $65,000 (the "Shares"). The consideration to be delivered pursuant hereto is hereafter referred to as the "Additional Purchase Price." The actual number of Shares to be issued by Buyer shall be computed by dividing $65,000 by the average of the closing price per share of Buyer's common stock on the NASDAQ SmallCap Market for the ten trading days prior to the Closing Date adjusted by a thirty-five percent (35%) discount.

                           (c) During the five-year period following the Closing
Date, Buyer shall pay to Seller up to $2,000,000 of additional consideration subject to an earn-out, subject to the adjustments, if any, set forth in Section
1.8 hereof. The earn-out is limited to a five-year term or aggregate payments of $2,000,000, whichever occurs first. The first earn-out year shall commence on October 1, 1997, and shall continue until September 30, 1998, so as to coincide with Buyer's fiscal year. Following the completion of the audit of Buyer and its consolidated subsidiaries following the conclusion of each fiscal year during the earn-out, Seller shall be entitled to receive from Buyer 50% of pre-tax net income (as described in Section 1.8) generated by the Assets (which term, for purposes of this Section 1.3(c), shall also include any assets subsequently acquired by Buyer for use in the business of Seller as such operations are conducted following the Closing Date; and provided, however, that pre-tax net income shall not include any pre-tax net income or losses attributable to or derived from the assets of any business acquired by the Buyer subsequent to April 23, 1997 and combined with the business of Seller (hereinafter "Seller's Business")) during such fiscal year in excess of $800,000. At least 35% of the earn-out consideration shall be payable in cash or in registered shares of common stock (the "Registered Shares") of Buyer, at the option of Buyer, and the remainder shall be payable in unregistered shares of common stock or cash, at the option of Buyer. For purposes of determining the number of shares of common stock to be issued as payment for any earn-out amount, the per share value shall be the average of the closing price per share of Buyer's common stock on the NASDAQ SmallCap Market (or any other exchange on which Buyer's common stock is then quoted or listed) for the ten trading days immediately preceding the payment date of the earn-out consideration. To the extent recognized under the Code (as defined in Section 2.25), the parties to this Agreement agree to value the aforementioned shares for tax reporting purposes with reference to the restrictions imposed, if any, under applicable securities laws.

                           (d) Any  shares of common  stock  issued by the Buyer
pursuant to subsections (b) and (c) above, excluding the Registered Shares, shall be (i) subject to a lock-up restricting transferability for a period of two years from the date of issuance, and certificates representing the shares shall bear a legend referencing such lock-up, and (ii) shall have piggyback registration rights exercisable after the expiration of the two-year lock-up period as set forth in a registration rights agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), which Registration Rights Agreement shall be executed and delivered by the Buyer and the Seller at the Closing.

                  1.4 Assumption of Liabilities; Etc.

                           (a) At the  Closing,  the  Buyer  shall  execute  and
deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") substantially in the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to perform, pay and discharge the following liabilities, obligations and commitments of the Seller (the "Assumed Liabilities"):

                                         (i)  All  trade  accounts  payable  and
accrued expenses reflected on the unaudited balance sheet of the Seller as of May 31, 1997, previously delivered to the Buyer (the "May 31, 1997 Balance Sheet"), less any payments made from May 31, 1997 to the Closing Date or any reductions in accrued expenses, and less any accounts payable of the Seller to any Affiliate (excluding, however, rental payments due from Seller to PRH Properties);

                                         (ii) All other trade  accounts  payable
and accrued operating liabilities of the Seller incurred in the ordinary course of business of the Seller (payroll, payroll taxes, commissions and royalties) from May 31, 1997 to the Closing Date and set forth on Schedule 1.4 hereto, other than any liabilities of the Seller to any Affiliate

(excluding, however, rental payments due from Seller to PRH Properties) and accounts payable that are contingent or are not fixed in amount as of the Closing Date;

                                         (iii) All obligations of the Seller for
unfunded pension plan liabilities after the Closing under the employee pension plan set forth on Schedule 1.4 attached hereto which liabilities become due and payable after the Closing Date, and all other obligations arising with respect to such pension plan after the Closing Date that relate to the assumption by the Buyer of such plan and the administration thereof;

                                         (iv)  All  obligations  of  the  Seller
under that certain collectively bargained union contract dated November 2, 1996 between Seller and United Automobile, Aerospace and Agriculture Implement Workers of America (UAW) and its Local 1443, a copy of which is attached to
Schedule 1.4 attached hereto; and

                                         (v) All obligations of the Seller under
contracts,  leases,  purchase orders and other  agreements set forth on Schedule
2.16 (except subparagraphs 2.16(a)(i) and (a)(vi) set forth thereon)) or otherwise arising in the ordinary course of Seller's business that, in the aggregate, do not exceed $2,500.

                           (b) The  Buyer  shall  not at the  Closing  assume or
agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Seller other than the Assumed Liabilities.

                  1.5 Allocation of Purchase Price and Assumed Liabilities. The aggregate amount of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as set forth on Schedule 1.5 attached hereto. Such allocation shall be subject to adjustment to the extent that the Purchase Price is adjusted pursuant to Subsections 1.7 or 1.8 hereof in the manner specified in such Subsections.

                  1.6 The Closing. The Closing shall take place at the law offices of McNees, Wallace & Nurick, 100 Pine Street, Harrisburg, Pennsylvania at 9:00 a.m., Eastern Daylight time, on July 1, 1997 or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto. The transfer of the Assets by the Seller to the Buyer shall be deemed to occur at 12:01 a.m., Eastern Daylight time, on the date of the Closing (the "Closing Date").

                  1.7 Post Closing Adjustments; Financial Statement Delivery Obligations; Schedule Update Requirement. The Cash Purchase Price set forth in Subsection 1.3(a) hereof shall be subject to adjustment after the Closing Date as follows:

                           (a) As  promptly as  possible  following  the Closing
Date, but in no event later than 30 days following the Closing Date, the Seller shall prepare (i) a balance sheet of its assets and liabilities as of the Closing Date certified to be true and accurate by duly authorized officers of the Seller (the "June 30, 1997 Balance Sheet"), and (ii) the related statements of income and cash flows of the Seller for the six-month period ended June 30, 1997 (collectively, including the June 30, 1997 Balance Sheet, the "June 30, 1997 Financial Statements"). The

June 30, 1997 Financial Statements shall be prepared in accordance with generally accepted accounting principles applied consistently with the Audited Financial Statements (as defined in Section 2.5), without any adjustments applicable solely as a result of the acquisition of the Assets by the Buyer on the Closing Date, and shall be reviewed by Seller's independent public accountants, Arthur Andersen LLP (the "Accountants"). The fees and expenses of the Accountants arising in connection with the matters described in this Section 1.7(a) shall borne equally by the Buyer and the Seller.

                           (b)  The  June  30,  1997  Balance  Sheet   delivered
pursuant to paragraph (a) above shall be accompanied by a statement prepared by the Seller setting forth the sum, if any, by which the aggregate net book value (consistent with GAAP) of (x) the Assets minus (y) the Assumed Liabilities, in each case as shown on the June 30, 1997 Balance Sheet (the "Net Adjusted Book Value"), is greater than, or less than, $2,038,000 (such difference, if any, herein referred to as the "Net Asset Adjustment"), together with the calculations showing the basis for the determination of such sum.

                           (c) In the event that the Buyer disputes the June 30,
1997 Balance Sheet or the calculation of the Net Adjusted Book Value or the Net Asset Adjustment, the Buyer shall notify the Seller in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within 30 calendar days after delivery of the June 30, 1997 Balance Sheet. In the event of such a dispute, the parties hereto shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 15 calendar days after delivery of the Dispute Notice, the dispute shall be submitted to Ernst & Young LLP or such other independent public accounting firm as the parties shall mutually agree upon (the "Additional Accountants") for resolution. The Additional Accountants shall use their best efforts to resolve the dispute within 30 days after submission. The determination of the Additional Accountants as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All determinations pursuant to this paragraph (c) shall be in writing and shall be delivered to the parties hereto. Any award made pursuant to this Subsection 1.7 may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Arizona for purposes of the enforcement of any such award.

                           (d)  The  fees  and   expenses   of  the   Additional
Accountants arising in connection with the resolution of disputes pursuant to paragraph (c) above shall be borne equally by the Buyer and the Seller.

                           (e) Immediately upon the earlier of the expiration of
the 30-day period for giving the Dispute Notice if no Dispute Notice is given or the acceptance by the Buyer of the June 30, 1997 Balance Sheet and the calculation of the Net Asset Adjustment, or immediately upon the resolution of disputes, if any, pursuant to paragraph (c) above, the amount of the Net Asset Adjustment, if positive, shall be added to, and if negative, shall be deducted from, the Cash Purchase Price (as so adjusted, the "Adjusted Cash Purchase Price") as follows:

If the Adjusted Cash Purchase Price is less than the original Cash Purchase Price, the deficiency, together with interest thereon at the rate of 8% per annum from the Closing Date to the payment of such deficiency, shall be promptly paid by the Seller to the Buyer in immediately available funds. If the Adjusted Cash Purchase Price is greater than the original Cash Purchase Price, the excess, together with interest thereon at the rate of 8% per annum from the Closing Date to the date of payment of such excess, shall be promptly paid by the Buyer to the Seller in immediately available funds.

                           (f) If the Cash Purchase  Price is adjusted  pursuant
to paragraph (e) above, the allocation  thereof among the Assets as set forth on
Schedule 1.5 attached hereto shall be appropriately modified to reflect increases or decreases in the various asset categories which give rise to such adjustments. Any disputes concerning such changes in allocation shall be resolved in accordance with the procedures set forth in paragraph (c) above and the expenses incurred in connection therewith shall be borne in the manner specified in paragraph (d) above.

                           (g)  Concurrently  with the delivery by the Seller to
the Buyer of the June 30, 1997 Financial Statements pursuant to this Section 1.7, the Seller shall have provided the Buyer with a true, correct and complete list and amount, as of the Closing Date, of:

                           (i)      the Inventory;

                           (ii)     the Fixed Assets;

                           (iii) the Accounts Receivable, including an aging thereof;

                           (iv)     the  trade  accounts   payable  and  accrued
                                    liabilities  assumed  pursuant to Subsection
                                    1.4(a)(i) and (ii) hereof;

                           (v)      all unfilled customer orders; and

                           (vi) all shipments made during the period from May 31, 1997 to the Closing Date,

none of which information shall be materially different from the information supplied by the Seller as of May 31, 1997 on Schedules 2.9, 2.10, 2.14 and 2.20 attached hereto except for those changes that occur in the ordinary course of Seller's business.

                  1.8 Post-Closing Earn-out Payments. The earn-out payments set forth in Subsection 1.3(c) hereof shall be determined, paid and, if necessary, adjusted as follows:

                           (a) Within 30 days following  completion of the audit
of Buyer and its consolidated subsidiaries each fiscal year, but in no event later than 120 days after the end of such fiscal year, the Buyer shall prepare statements of income and financial condition relating to the Assets as of the earn-out year end, certified to be true and accurate by a duly authorized officer of the Buyer (the "Earn-out Statement"). The Earn-out Statement shall be prepared in accordance with generally accepted accounting principles applied consistently with the Buyer's past practice. Pre-tax net income generated by the Seller's Business shall be determined before deductions for (i) interest for indebtedness other than new indebtedness related to the operation of the Assets (excluding indebtedness relating to the acquisition of the Assets), (ii) state and federal income taxes,
(iii) stepped-up depreciation as a result of the acquisition of the Assets, (iv) amortization of goodwill or other intangibles arising solely from purchase accounting and (v) allocation of Buyer's home office corporate overhead not related to the Assets.

                           (b) The  Earn-out  Statement  delivered  pursuant  to
paragraph (a) above shall be accompanied by a statement prepared by the Buyer setting forth the sum, if any, that Buyer owes to the Seller as earn-out consideration pursuant to Section 1.3(c) (the "Earn-out Sum"), together with the calculations showing the basis for the determination of such sum. In the event Stockholder's employment with the Seller is terminated, whether voluntarily or otherwise, Buyer shall provide Stockholder with access (at the principal executive offices of the Buyer and during normal business hours) to such records as Stockholder shall reasonably request to verify the accuracy of the Earn-out Statement.

                           (c)  In  the  event  that  the  Seller  disputes  the
Earn-out Statement or the calculation of the Earn-out Sum, the Seller shall notify the Buyer in writing (the "Earn-out Dispute Notice") of the amount, nature and basis of such dispute, within 30 calendar days after delivery of the Earn-out Statement. In the event of such a dispute, the parties hereto shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 45 calendar days after delivery of the Earn-out Dispute Notice, the dispute shall be submitted to Additional Accountants for resolution. The Additional Accountants shall use their best efforts to resolve the dispute within 30 days after submission. The determination of the Additional Accountants as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All determinations pursuant to this paragraph (c) shall be in writing and shall be delivered to the parties hereto. Any award may pursuant to this Subsection 1.8 may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Arizona for purposes of the enforcement of any such award.

                           (d)  The  fees  and   expenses   of  the   Additional
Accountants in connection with the resolution of disputes  pursuant to paragraph
(c) above shall be borne equally by the Buyer and the Seller.

                           (e) Immediately upon the earlier of the expiration of
the 30-day period for giving the Earn-out Dispute Notice if no Earn-out Dispute Notice is given or the acceptance by the Seller of the Earn-out Statement, or immediately upon the resolution of disputes, if any, pursuant to paragraph (c) above, the amount of the Earn-out Sum, if any, shall promptly be paid by the Buyer to the Seller in a manner consistent with Section 1.3(c).

         2. Representations of the Seller and the Stockholder. The Seller and the Stockholder represent and warrant to the Buyer as follows:

                  2.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. The Seller is duly qualified to do business and in good standing in all jurisdictions in which the ownership of property or the character of its business requires such qualification. Certified copies of the Certificate of Incorporation, Bylaws and Minutes of the Seller, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. The Seller does not own any capital stock of or other equity interest in any corporation, partnership or other entity.

                  2.2 Capitalization of the Seller. The Seller's authorized capital stock consists of 1,000 shares of Common Stock, $1.00 par value, of which 1,000 shares are issued and outstanding and held of record and beneficially by the Stockholder. All of such shares have been duly and validly issued and are fully paid and nonassessable.

                  2.3 Authorization. The execution and delivery of this Agreement by the Seller, and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller or the Assets; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Seller is a party or by which the Seller or any of its properties is or may be bound. Schedule 2.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Seller of the transactions contemplated by this Agreement.

                  2.4 Ownership of the Assets. Schedule 2.4 attached hereto sets forth a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting the Assets (collectively, the "Encumbrances"). The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets, free and clear of all Encumbrances of any kind, except as specifically set forth on Schedule 2.4 attached hereto (the "Permitted Encumbrances"). The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except for the Permitted Encumbrances and the Permitted Exceptions.

                  2.5 Financial Statements.

                           (a) The Seller has previously  delivered to the Buyer
audited balance sheets as of December 31, 1996 and December 31, 1995 (the "Audited Balance Sheets") and the related statements of income, shareholders' equity, retained earnings and cash flow of the Seller for the two years then ended (collectively, including the Audited Balance Sheets, the "Audited Financial Statements"). The Seller has also previously delivered to the Buyer its May 31, 1997 Balance Sheet and the related statements of income, shareholders' equity and retained earnings of the Seller for the five-month period ended May 31, 1997 (collectively, the "May 31, 1997 Financial Statements"). Except as set forth on Schedule 2.5 with respect to the May 31, 1997 Financial Statements, the Audited Financial Statements, the May 31, 1997 Financial Statements and the June 30, 1997 Financial Statements to be delivered pursuant to Subsection 1.7 hereof (collectively, the "Financial Statements") have been (or will be) prepared by the Seller in accordance with generally accepted accounting principles applied consistently with that used in the Audited Financial Statements and are certified without qualification by the independent public accountants, in the case of the Audited Financial Statements, and have been (or will be) certified by the Seller's President (who is also acting as Seller's chief financial officer) and reviewed by the Accountants, in the case of the June 30, 1997 Financial Statements and the May 31, 1997 Financial Statements.

                           (b) The Financial  Statements  fairly present,  as of
their respective dates, the financial condition, retained earnings, assets and liabilities of the Seller and the results of operations of the Seller's business for the periods indicated; and with respect to the contracts and commitments for the sale of goods or the provision of services by the Seller, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses.

                  2.6 Absence of Undisclosed Liabilities. Except as and to the extent (a) reflected and reserved against in the May 31, 1997 Balance Sheet, (b) set forth on Schedule 2.6 attached hereto or (c) incurred in the ordinary course of business after the date of the May 31, 1997 Balance Sheet and not material in amount (except with respect to accounts payable and accrued expenses arising subsequent to May 31, 1997, which, for purposes of this Section 2.6, shall not be subject to the materiality limitation), either individually or in the aggregate, the Seller does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets. For purposes of this Subsection 2.6, "material" means any amount in excess of $5,000 or amounts that, in the aggregate, exceed $10,000.

                  2.7 Litigation. Except as set forth on Schedule 2.7 attached hereto, the Seller is not a party to, or to the Seller's best knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority or any other claim or dispute in excess of $1,000 relating to or affecting the Assets or the business or condition (financial or otherwise) of the Seller. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority.

                  2.8 Insurance. Schedule 2.8 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Assets or business of the Seller and of all life insurance policies maintained for any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1994. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Seller's business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. Except as set forth on Schedule 2.8 attached hereto, the Seller has not received any notice or other communication from any issuer of the Insurance Policies since January 1, 1994 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Seller, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

                  2.9 Inventory. Schedule 2.9 attached hereto sets forth a true, correct and complete list of the Inventory as of May 31, 1997, including a description and the book value thereof. Schedule 2.9, as updated pursuant to
Section 1.7(g) hereof, shall set forth a true, correct and complete list of the Inventory as of the Closing Date, including a description and valuation thereof. Such Inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Seller. The value of all items of obsolete materials and of materials of below standard quality has been written down to net realizable market value, and the values at which such Inventory is carried reflect the inventory valuation method of the Seller consistent with that used in the Audited Financial Statements.

                  2.10 Fixed Assets. Schedule 2.10 attached hereto sets forth a true, correct and complete list of all Fixed Assets as of May 31, 1997, including a description and the book value thereof. Schedule 2.10, as updated pursuant to Section 1.7(g) hereof, shall set forth a true, correct and complete list of all Fixed Assets as of the Closing Date, including a description and valuation thereof. Except as set forth on Schedule 2.10, all of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted, are currently used by the Seller in the ordinary course of business and in the production of products of the Seller and normal maintenance has been consistently performed with respect to such Fixed Assets.

                  2.11 Leases.  Schedule 2.11 attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Seller or the Stockholder is a party (the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 2.11, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which remains uncured. Except as set forth on Schedule 2.11 attached hereto, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. The Seller is not obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 2.11 attached hereto, will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal of any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Seller.

                  2.12 Change in Financial Condition and Assets. Except as set forth on Schedule 2.12 attached hereto, since May 31, 1997, there has been no change which materially and adversely affects the business (as presently conducted and as proposed to be conducted), properties, assets or condition (financial or otherwise) of the Seller. The Seller has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the Seller or its business (as presently conducted and as proposed to be conducted), properties, assets or condition (financial or otherwise).

                  2.13 Tax Matters. The Seller has filed all federal, state and local tax returns which are required to be filed and has paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due. The Seller is current in the payment of all income, franchise, real estate, sales, use and withholding taxes and other employee benefits, taxes or imposts. Except as set forth on Schedule 2.13 attached hereto, no deficiencies have been asserted or assessed as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency or audit has been proposed or threatened.

                  2.14 Accounts Receivable. Schedule 2.14 attached hereto sets forth a true, correct and complete list of all Accounts Receivable, including an aging thereof as of May 31, 1997. Schedule 2.14, as updated pursuant to Section 1.7(g) hereof, shall set forth a true, correct and complete list of the Accounts Receivable as of the Closing Date, including an aging thereof. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and are collectible in the face value thereof within five (5) months of the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts as set forth thereon, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied.

                  2.15 Books and Records. The general ledgers and books of account of the Seller, all federal, state and local income, franchise, property and other tax returns filed by the

Seller, with respect to the Assets, and all other books and records of the Seller are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

                  2.16 Contracts and Commitments.

                           (a) Schedule  2.16 attached  hereto  contains a true,
complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                                         (i) all  loan  agreements,  indentures,
mortgages and guaranties to which the Seller is a party or by which the Seller or any of its property is bound;

                                         (ii) all pledges,  conditional  sale or
title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which the Seller is a party or by which the Seller or any of its property is bound;

                                         (iii)   all   contracts,    agreements,
commitments, purchase orders or other understandings or arrangements to which the Seller is a party or by which the Seller or any of its property is bound which (A) involve payments or receipts by the Seller of more than $1,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Seller;

                                         (iv)    all    collective    bargaining
agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Seller is a party or by which the Seller or any of its property is bound;

                                          (v) all  agency,  distributor,   sales
representative and similar agreements to which the Seller is party;

                                         (vi) all contracts, agreements or other
understandings or arrangements between the Seller and any stockholder or Affiliate of the Seller;

                                        (vii) all   leases,  whether  operating,
capital or otherwise, under which the Seller is lessor or lessee (excluding leases relating to real property identified on Schedule 2.11);

                                       (viii) all   contracts,  agreements   and
other documents or information relating to past disposal of waste (whether or not hazardous); and

                                         (ix) any other  material  agreement  or
contract entered into by the Seller.

                           (b)  Except as set forth on  Schedule  2.16  attached
hereto:

                                          (i) each   Contract  is  a  valid  and
binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                                         (ii)  the  Seller  has   fulfilled  all
material obligations required pursuant to the Contracts to have been performed by the Seller on its part prior to the date hereof, and the Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                                        (iii) the  Seller is not in breach of or
default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                                         (iv)  to  the  best  knowledge  of  the
Seller, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                                         (v) the Seller is not restricted by any
Contract from carrying on its business anywhere in the world; and

                                         (vi) the  Seller has no written or oral
Contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

                           (c) Except as set forth on  Schedule  2.3 or Schedule
2.16, the continuation, validity and enforceability of each Contract will not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

                           (d)  True,   correct  and  complete   copies  of  all
Contracts have previously been delivered by the Seller to the Buyer.

                  2.17 Compliance with Agreements and Laws. The Seller has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the
"Permits").  Schedule  2.17  attached  hereto  sets  forth a true,  correct  and complete list of all such Permits, copies of which have previously been delivered by the Seller to the Buyer. The Seller is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, the violation of which could have a material adverse effect on the Seller or its properties. The business of the Seller does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have a material and adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Seller. Except as set forth on Schedule 2.17 attached hereto, the Seller has not since January 1, 1993 received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

                  2.18 Employee Relations.

                           (a)  The  Seller  is in  compliance  in all  material
respects with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor or employment practice, and there are no arrears in the payment of wages, withheld income or social security taxes.

                           (b)  Except as set forth on  Schedule  2.18  attached
hereto:

                                         (i) none of the employees of the Seller
is represented by any labor union;

                                         (ii)  there  is  no  unfair   labor  or
employment practice complaint against the Seller pending before the National Labor Relations Board, the Equal Employment Opportunity Commission or any state or local agency;

                                         (iii) there is no pending  labor strike
or other material labor trouble affecting the Seller (including, without limitation, any organizational drive);

                                         (iv)   there  is  no   material   labor
grievance pending against the Seller;

                                         (v) there is no pending  representation
question respecting the employees of the Seller; and

                                         (vi) there are no  pending  arbitration
proceedings arising out of or under any collective bargaining agreement to which the Seller is a party, or to the best knowledge of the Seller, any basis for which a claim may be made under any collective bargaining agreement to which the Seller is a party.

                           (c) Schedule 2.18 attached  hereto sets forth a true,
correct and complete list of the Seller's current payroll, including the job descriptions and salary or wage rates of each of its employees, showing separately for each such person who received an annual salary in excess of $60,000 the amounts paid or payable as salary and bonus payments for the year ended December 31, 1996.

                           (d) For purposes of this  Subsection  2.18,  the term
"employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the Seller's business.

                  2.19 Absence of Certain Changes or Events. Except as set forth on Schedule 2.19 attached hereto, since May 31, 1997, the Seller has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Seller has not:

                           (a) Incurred any material obligation or liability for
borrowed money;

                           (b)  Discharged or satisfied any lien or  encumbrance
or paid any obligation or liability other than current liabilities reflected in the May 31, 1997 Balance Sheet;

                           (c) Mortgaged,  pledged or subjected to lien,  charge
or other encumbrance any of the Assets;

                           (d) Sold or purchased, assigned or transferred any of
its tangible assets or canceled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

                           (e) Made any material  amendment to or termination of
any Contract or performed any act or omitted to perform any act which would cause the breach of any Contract;

                           (f)   Suffered   any  losses,   whether   insured  or
uninsured, and whether or not in the control of the Seller, in excess of $10,000 in the aggregate, or waived any rights of any value;

                           (g) Made any changes in compensation of its officers,
directors or employees;

                           (h)  Authorized or issued  recall  notices for any of
its products or initiated any safety investigations;

                           (i) Received notice of any litigation, warranty claim
or products liability claims; or

                           (j) Made any material change in the terms,  status or
funding condition of any Employee Plan, as defined in Subsection 2.25 hereof.

                  2.20 Customers. Schedule 2.20 attached hereto sets forth a true, correct and complete list of the names and addresses of the ten largest customers of the Seller and any customers which accounted for more than 5% of the Seller's total sales in the fiscal years ended December 31, 1996 and 1995. None of such customers has notified the Seller that it intends to discontinue or curtail its relationship with the Seller.

                  2.21 Suppliers. Schedule 2.21 attached hereto sets forth a true, correct and complete list of the names and addresses of the ten suppliers of the Seller which accounted for the largest dollar volume of purchases by the Company for the fiscal years ended December 31, 1996 and 1995. None of such suppliers has notified the Seller that it intends to discontinue its relationship with the Seller or ration its products to the Seller.

                  2.22 Bank Accounts. Schedule 2.22 attached hereto contains a true, correct and complete list of all bank accounts, investment accounts, money market accounts, safe deposit boxes and similar accounts in the name of or controlled by the Seller and the names of persons having access thereto.

                  2.23 Prepayments and Deposits. Schedule 2.23 attached hereto sets forth all prepayments or deposits from customers for products to be shipped, or services to be performed, after the Closing Date which have been received by the Seller as of May 31, 1997.

                  2.24 Trade Names and Other Intangible Property.

                           (a) Schedule 2.24 attached  hereto sets forth a true,
correct and complete list and, where appropriate, a description of, all Intangible Property. True, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by the Seller to the Buyer.

                           (b) Except as otherwise  disclosed  in Schedule  2.24
attached hereto, the Seller is the sole and exclusive owner of all Intangible Property and all designs, permits, labels and packages used on or in connection therewith. The Intangible Property owned by the Seller is sufficient to conduct the Seller's business as presently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the business of the Seller as presently conducted by the Seller. The Seller has received no notice of, and has no knowledge of any basis for, a claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. The Seller has no disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of the Seller. The Seller has taken all steps reasonably prudent to protect its right, title and interest in and to the Intangible Property.

                  2.25 Employee Benefit Plans.

                           (a) Employee  Plans.  Schedule 2.25  attached  hereto
contains a true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, other than any

"multiemployer plan" as such term is defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to the Seller's employees, or maintained at any time since January 1, 1993 by the Seller or by any other member (hereinafter, "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and
(m), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Employee Plans") and, except as set forth on Schedule 2.25 attached hereto, the Seller has no obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

                           (b) Prohibited  Transactions.  Neither the Seller nor
any of its Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in Section 3 of ERISA, and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, the Buyer or any of its Affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                           (c)  Compliance.  With respect to all Employee Plans,
the Seller and its Affiliates are in compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such Employee Plans. The Seller and its Affiliates have in all respects performed all obligations required to be performed by them under, and is not in violation in any respect of, and there has been no default or violation by any other party with respect to, any of the Employee Plans. Except as set forth on Schedule 2.25 attached hereto: (i) none of the Employee Plans which are subject to Title IV of ERISA has been or will be terminated in whole or in part within the meaning of ERISA or the Code; (ii) no liability has been incurred to, nor has any event or circumstance occurred, nor will any event or circumstance occur prior to the Closing Date, which could result in such a liability being asserted by, the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such Employee Plan); (iii) no Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or
Section 412 of the Code, or both, incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived; (iv) neither Seller nor any Affiliate has failed to pay any amounts due and owing as required by the terms of any Employee Plan; (v) there has been no "reportable event" within the meaning of Section 4043(b)(1)-(13) of ERISA (and PBGC Regulations thereunder), or any event described in Section 4063(a) of ERISA, with respect to any Employee Plan, other than as disclosed herein or on accompanying schedules; (vi) neither Seller nor any Affiliate has failed to make any payment to an Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under
Section 302(f) of ERISA; (vii) neither Seller nor any Affiliate has adopted an amendment to any Employee Plan which requires the provision of security under
Section 307 of ERISA, (viii) the PBGC has not instituted any proceedings to terminate an Employee Plan pursuant to Section 4042 of ERISA.

                           (d) Multiemployer Plans. Schedule 2.25 lists each and
every multiemployer plan to which Seller or its Affiliates contribute, are required to contribute, or have ever been required to contribute. No multiemployer plan listed in Schedule 2.25 is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA). Neither Seller nor any Affiliate has withdrawn or is reasonably expected to withdraw from a multiemployer plan in a complete or partial withdrawal which has resulted or will result in "withdrawal liability," as defined for purposes of
Part I of Subtitle E of Part IV of ERISA, with respect to any such plan which has not been satisfied in full. The Seller and its Affiliates have made all contributions to any such plan as are required through the Closing Date under the terms of any such plans or applicable statutes, regulations, rulings and other applicable law; and no event has occurred, or can occur prior to the Closing Date, which could give rise to any other liability (other than a continuing obligation to contribute to such plan(s) under the terms of any applicable collective bargaining agreements) on the part of the Seller or the Buyer, or their Affiliates, officers, employees or directors with respect to such plan(s).

                           (e) Retiree Benefits. Except as set forth in Schedule
2.25, no Employee Plan provides health or life insurance benefits for retirees. No such plan contains any provisions, and no commitments or agreements exist, which in any way would limit or prohibit the Buyer from amending any such plan to reduce or eliminate such retiree benefits.

                           (f) Copies of Employee  Plans and Related  Documents.
The Seller has previously delivered to the Buyer true, correct and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees. With respect to each Employee Plan that is a "defined benefit plan," as such term is defined in
Section 3(35) of ERISA (the "Defined Benefit Plans"), true, correct and complete copies of (i) the annual actuarial valuation reports for the last five years,
(ii) the Form 5500 and Schedule A or B thereto, or both, filed for the last five years and (iii) any filings made with the Pension Benefit Guaranty Corporation, Internal Revenue Service or Department of Labor, or any correspondence with or from such agencies, regarding the termination of any such Defined Benefit Plan, have been delivered to the Buyer.

                           (g)  Qualifications.  Each  Employee Plan intended to
qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a). Each Employee Plan which is a benefit plan intended to be exempt from tax under of
Section  501(c)(9)  of the Code  has been  determined  by the  Internal  Revenue
Service to be so exempt. Determination letters with respect to each such Employee Plan have been previously delivered by the Seller to the Buyer, and nothing has since occurred, or will occur prior to the Closing Date, which might cause the loss of such qualification or exemption, no such Employee Plan has been operated in a manner which would cause it to be disqualified in operation, and all such Employee Plans have been administered in compliance with and consistent with all applicable requirements of the Code and ERISA, including, without limitation, all reporting, notice, and disclosure requirements.

                           (h) Funding Status, Etc.

                                         (i)  Except  as set  forth on  Schedule
2.25, neither the Seller nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group of Seller under Section 4001(a)(14) of ERISA would be liable for (A) any amount pursuant to Section 4062, 4063, 4064, 4068 or 4069 of ERISA if any of the Employee Plans which are subject to Title IV of ERISA were to terminate or (B) any amount pursuant to Section 4201 of ERISA if a complete or partial withdrawal from any multiemployer plan listed on Schedule 2.25 occurred before the Closing. Except as set forth on Schedule 2.25, all Employee Plans which are subject to Title IV of ERISA have no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA. There is no unpaid contribution due with respect to the plan year of any such Defined Benefit Plan ended prior to the Closing Date, as required under the minimum funding requirements of Section 412 of ERISA. The Seller has paid the actuarial minimum recommended funding payment for the quarterly period ended June 30, 1997 for any such Defined Benefit Plan, or has accrued (or will accrue) for the same on the June 30, 1997 Balance Sheet.

                                         (ii) With respect to each Employee Plan
which is a qualified defined contribution pension, profit-sharing or stock bonus plan, as defined in the Code, all employer contributions accrued prior to the Closing Date under the Plan terms and applicable law have been made by the Seller.

                                         (iii) With  respect to  Employee  Plans
not described in clause (i) or (ii) above, all premiums or other payments required by the terms of such plans or any group or individual insurance policies and programs maintained by the Seller and covering any present or former employees of the Seller with respect to all periods up to and including the Closing Date have been fully paid or accrued. The Seller shall be responsible for any welfare benefits not fully covered by third-party insurance policies or programs relating to claims incurred by present or former employees of the Seller on or before the Closing Date.

                           (i)  Claims  and  Litigation.  Except as set forth on
Schedule 2.25, there are no threatened other proceedings by present or former employees of the Seller or its affiliates, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, the PBGC, or any other person or entity involving any Employee Plan including claims against the assets of any trust, involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries including claims pursuant to domestic relations orders.

                           (j) No Implied Rights.  Nothing  expressed or implied
herein shall confer upon any past or present employee of the Seller, his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with the Seller, the Buyer, or any successor or affiliate.

                           (k)  Transfer.  The Seller  shall take any actions as
may be necessary or appropriate under all applicable laws and the terms of the Employee Plans to establish the

Buyer, or an affiliate of the Buyer, as having all rights and obligations with respect to the pension plan assumed pursuant to Subsection 1.4 hereof, including, without limitation, rights with respect to all annuity or insurance contracts which form a part of any of such Employee Plan, together with all other Employee Plan assets. The Seller shall obtain as of the Closing Date any and all consents from trustees required to effect any transfer of any trust(s) related to such assumed Employee Plan to such trustee(s) as may be appointed by the Buyer.

                           (l)  Schedule  2.25  attached  hereto  sets forth the
detailed procedures for assuming the pension plan pursuant to Subsection 1.4 hereof.

                           (m)  Liabilities.  Except as  identified  on Schedule
2.25 or in the May 31, 1997 Financial Statements or the June 30, 1997 Financial Statements, the Buyer assumes no liabilities with respect to any Employee Plan which liability relates to any period prior to June 30, 1997, including, without limitation, any taxes, accrued vacation or sick pay (whether or not vested), accrued vacation, sick and personal leaves, employee policies, employee benefit claims or liability to the Pension Benefit Guaranty Corporation; provided, however, that with respect to the period from May 31, 1997 to June 30, 1997 Buyer shall assume no liabilities with respect to any Employee Plan except with respect to those items listed on the May 31, 1997 Financial Statements that have changed subsequent thereto in the ordinary course of Seller's business.

                  2.26 Environmental Matters. The Seller is in compliance with all statutes, regulations and ordinances relating to the protection of human health and the environment including, without limitation, the Clean Water Act 33 U.S.C. U1251 et seq., the Resource Conservation and Recovery Act 42 U.S.C. U6901 et seq., the Clean Air Act 42 U.S.C. U7401 et seq., Toxic Substances Control Act 15 U.S.C. U2601 et seq., the Emergency Planning Community Right-to-Know Act 42 U.S.C. U11,001 et seq., the regulations developed pursuant to these statutes and the corresponding state and local statutes, ordinances and regulations (collectively, the "Environmental Laws"). The Seller has not released any hazardous substance into the environment at any property owned, leased or used in connection with the operation of the Assets or its business (the "Premises") including, without limitation, any such release in the soil or groundwater underlying the Premises, in violation of any Environmental Laws. There are no asbestos, polychlorinated biphenyls or underground storage tanks located on the Premises and the Seller has not released any asbestos, polychlorinated biphenyls or materials stored in underground storage tanks located on the Premises, including without limitation, petroleum or petroleum-based materials, in violation of any Environmental Laws. The Seller has no knowledge of and has not received notice of any violation or any potential violation of any environmental statute or regulation nor has it any knowledge with respect to or been advised of any claim or liability or any potential claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party with respect to the Assets or the operation of its business.

                  2.27 Acquired Assets Complete. The Assets are, when utilized by a labor force substantially similar to that employed by the Seller on the date hereof, adequate to conduct the business operations currently conducted by the Seller.

                  2.28 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Seller and which are necessary for the execution and delivery by the Seller of this Agreement and the documents to be executed and delivered by the Seller in connection herewith are set forth on
Schedule 2.28 attached hereto and have been, or will be prior to the Closing Date, obtained and satisfied.

                  2.29 Indebtedness to and from Officers, Directors and Shareholders. Except as set forth on Schedule 2.29 attached hereto, the Seller is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Seller or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Financial Statements, and no such officer, director, shareholder or affiliate is indebted to the Seller, except for advances made to employees of the Seller in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

                  2.30 Powers of Attorney and Suretyships. Except as set forth on Schedule 2.30 attached hereto, the Seller has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

                  2.31 Disclosure. No representation or warranty by the Seller in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. The Seller has disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement.

         3. Representations of the Buyer. The Buyer represents and warrants to the Seller as follows:

                  3.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and has requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the Instrument of Assumption of Liabilities and to consummate the transactions contemplated hereby and thereby. Certified copies of the Articles of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously delivered to the Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

                  3.2 Capitalization of the Buyer. On the date hereof, the Buyer's authorized capital stock consists of 200,000,000 shares of capital stock, divided into 100,000,000 shares of Common Stock, $.01 par value ("Common Stock"), of which approximately 4,167,318 shares are issued and outstanding, and 100,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of capital stock of the Buyer have been and on the Closing Date will be duly and validly issued and are, or will be, fully paid and nonassessable.

                  3.3 Authorization. The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound. Schedule 3.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

                  3.4 Regulatory Approvals. Except for certain filings with the Securities and Exchange Commission, all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

                  3.5 Disclosure. No representation or warranty by the Buyer in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto by the Buyer, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

                  3.6 SEC Filings. The Buyer has previously delivered to the Seller true, correct and complete copies of all filings made by the Buyer with the Securities and Exchange Commission since July 1, 1996.

         4. Access to Information; Public Announcements

                  4.1 Access to Management, Properties and Records.

                           (a) From the date of this Agreement until the Closing
Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Seller, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall furnish to the Buyer such financial and operating data and other information as to the Assets and the business of the Seller as the Buyer shall reasonably request.

                           (b) If the Buyer, at its option and expense, prior to
the Closing Date, elects to have a report or reports prepared by an engineer or other professional selected by the Buyer, certifying that the real property facilities where the Seller operates the Assets (the "Real Estate") complies with all applicable federal, state and local environmental and wetlands laws, rules and regulations and that there is not now, and never has been, manufacture, storage, or disposal of hazardous wastes at the Real Estate in violation of said laws, rules and regulations, the Seller shall cooperate with such engineer or professional to the extent necessary to prepare such reports, including, without limitation, providing such engineer or professional access to the Real Estate and necessary records, and arranging interviews with employees of the Seller.

                           (c) The Seller  shall  authorize  the  release to the
Buyer of all files pertaining to the Seller, the Assets or the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities.

                  4.2 Confidentiality. All information not previously disclosed to the public or generally known to persons engaged in the respective businesses of the Seller or the Buyer which shall have been furnished by the Buyer or the Seller to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto.

                  4.3 Public Announcements. The Buyer and the Seller agree not to disclose the existence or contents of this Agreement and the transactions contemplated hereby to any person other than their respective officers, directors, senior employees and professional advisors on a need-to-know basis except to the extent that disclosure may be required by applicable laws. In that regard, the Buyer will make a press release upon the signing by the parties of the Agreement, provided that such press release shall be subject to the Seller's prior approval not to be unreasonably withheld. Except as required by law, the Seller agrees not to issue any press release or make any public statement regarding the subject matter hereof without the prior written consent of the Buyer, and thereafter only a press release issued in a form reasonably satisfactory to the Buyer. The Seller acknowledges (i) the Buyer's status as a publicly traded reporting company, (ii) that the existence and contents of this Agreement and the discussions and transactions contemplated hereby may constitute material, non-public information under the Federal securities laws, and (iii) the necessity of exercising the foregoing measures in order to accommodate the Buyer in its public reporting responsibilities.

         5. Pre-Closing Covenants of the Seller. [Intentionally deleted.]

         6. Best Efforts to Obtain Satisfaction of Conditions. The Seller and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

         7. Conditions to Obligations of the Buyer. The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

                  7.1 Continued Truth of Representations and Warranties of the Seller; Compliance with Covenants and Obligations. The representations and warranties of the Seller shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  7.2 Corporate Audit; Delivery of Financial Statements. An audit of the financial statements of the Seller for the years ended December 31, 1996 and 1995 shall have been completed by the Accountants and delivered to the Buyer at least three business days prior to the Closing Date and shall be satisfactory to the Buyer and sufficient to permit the Buyer to report the financial condition and results of operation of the Seller and the Assets in compliance with SEC regulations applicable to the Buyer. The Seller shall have delivered to the Buyer the May 31, 1997 Financial Statements and such financial statements shall have been prepared in accordance with generally accepted accounting principles applied consistently with past practice and shall have been certified by the Seller's President (who is also acting as Seller's chief financial officer) and reviewed by the Accountants.

                  7.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Seller's business by the Buyer shall have consented to, authorized, permitted or approved such transactions.

                  7.4 Consents of Lenders, Lessors and Other Third Parties. The Seller shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 2.3 attached hereto.

                  7.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Assets after the Closing.

                  7.6 Opinion of Counsel. The Buyer shall have received an opinion of McNees, Wallace & Nurick, counsel to the Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

                  7.7 Board of Directors and Shareholder Approval and Corporate Proceedings. The shareholders of the Seller shall have duly authorized the transactions contemplated by this Agreement. All corporate and other proceedings required to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken.

                  7.8 The Assets. Except for the Permitted Encumbrances and the Permitted Exceptions, at the Closing the Buyer shall receive good, clear, record and marketable title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

                  7.9 Employment Contracts. On or prior to the Closing Date, the Buyer shall have executed an employment contract with John R. Krieger upon substantially the terms set forth in Schedule 7.9 attached hereto.

                  7.10 Assignment of Insurance Policies. On or prior to the Closing Date, the Seller shall have cooperated with and/or assisted the Buyer with respect to obtaining insurance policies extending warranty or products liability coverage to the Seller for products manufactured by the Seller prior to the Closing Date or for claims made on or prior to the Closing Date.

                  7.11 Cash Available for Working Capital Purposes. On the Closing Date, the Seller will have available cash for working capital purposes of not less than that reflected on the May 31, 1997 Balance Sheet, which cash will be transferred to the Buyer pursuant to the terms of this Agreement.

                  7.12 Trade Payables. On the Closing Date, the Seller will not have obligations, exceeding those obligations reflected on the May 31, 1997 Balance Sheet in the aggregate, to suppliers and vendors of goods and services and other trade creditors.

                  7.13 Engineer's Report. On or prior to the Closing Date, the Buyer shall have received the engineer's report referred to in Subsection 4.1(b) hereof.

                  7.14 Tax Lien Certificate. On or prior to the Closing Date, the Seller shall have obtained and delivered to the Buyer tax lien certificates from all jurisdictions in which Assets are located and which provide such tax lien certificates.

                  7.15 Closing Deliveries. The Buyer shall have received at or prior to the Closing each of the following documents:

                           (a) a bill of sale substantially in the form attached
hereto as Exhibit D;

                           (b) such  instruments of  conveyance,  assignment and
transfer, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record and marketable title to the Assets;

                           (c)  all  technical   data,   formulations,   product
literature and other documentation relating to the Seller's business, all in form and substance satisfactory to the Buyer;

                           (d)  such   contracts,   files  and  other  data  and
documents pertaining to the Assets or the Seller's business as the Buyer may reasonably request;

                           (e) the  general  ledgers and books of account of the
Seller, and all federal, state and local income, franchise, property and other tax returns filed by the Seller with respect to the Assets since January 1, 1994;

                           (f) such  certificates  of the Seller's  officers and
such other  documents  evidencing  satisfaction  of the conditions  specified in
Section 7 as the Buyer shall reasonably request;

                           (g) a  certificate  of the  Secretary of State of the
State of Delaware as to the legal existence and good standing (including tax) of the Seller in Delaware;

                           (h)  certificates  of the  Secretary  of  the  Seller
attesting to the incumbency of the Seller's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 2.1;

                           (i) except with respect to those lessors set forth on
Schedule 7.15(i), estoppel certificates from each lessor from whom the Seller leases real or personal property consenting to the assumption of such lease by the Buyer and representing that there are no outstanding claims against the Seller under any such lease;

                           (j)  Cross-Receipt  executed  by the  Buyer  and  the
Seller;

                           (k)   the   Sublease    Agreement,    together   with
satisfactory evidence to the Buyer reflecting the consent of PRH Properties to such Sublease Agreement;

                           (l) the Registration Rights Agreement;

                           (m) the  Certificate of No Adverse  Conditions in the
form of Exhibit I attached hereto; and

                           (n) such other documents, instruments or certificates
as the Buyer may reasonably request.

         8. Conditions to Obligations of the Seller. The obligations of the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Seller:

                  8.1 Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller. The Buyer shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  8.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

                  8.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

                  8.4 Consents of Lenders, Lessors and Other Third Parties. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 3.3 attached hereto.

                  8.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets.

                  8.6 Opinion of Counsel. The Seller shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel to the Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E, and as to such other matters as may be reasonably requested by the Seller or its counsel.

                  8.7 Employment Contract and Hiring. On or prior to the Closing Date, the Buyer shall have executed and delivered an Employment Contract with John R. Krieger upon substantially the terms set forth in Schedule 7.9 attached hereto. In addition, the Buyer hereby agrees to offer employment to substantially all of the Seller's employees, to assume the Seller's obligations under its union contract and pension plan, and to recognize the past service of Seller's employees in those instances where Buyer has a policy that takes into account the prior service of an employee. Further, Buyer agrees to grant to each transferred employee, in accordance with such policies, the number of vacation and sick days for fiscal 1997 equal to the transferred employee's unused vacation and sick days in 1997 accrued in the June 30, 1997 Financial Statements. Except as is provided in Section 1.4, Buyer is under no obligation to adopt or continue any Employee Plan; and shall not be an adopting employer under any Employee Plan or otherwise responsible for the payment of any benefits under any Employee Plan.

                  8.8 Registration Rights Agreement. On or prior to the Closing Date, the Buyer shall have executed and delivered a Registration Rights Agreement with the Seller or the Stockholder upon substantially the terms set forth in Exhibit A attached hereto.

                  8.9 Sublease Agreement. On or prior to the Closing Date, the Buyer shall have executed and delivered a Sublease Agreement with the Stockholder relating to the Real Estate upon substantially the terms set forth in Exhibit G attached hereto.

                  8.10 General Liability Insurance. The Seller shall have received assurances from the Buyer that the Buyer has obtained general liability insurance covering Seller's business in the aggregate amount of $6 million through primary and umbrella insurance policies. Such insurance shall, among other things, insure against product liability claims relating to products of Seller that were shipped prior to the Closing and shall name the Stockholder as an additional insured. Buyer shall keep such insurance in force until the earlier of December 31, 1999 or at such time as all of its obligations under this Agreement have been fulfilled. This Section 8.10 shall not be construed to restrict Buyer's ability to change insurance carriers subsequent to the Closing so long as the same level of coverage described above is maintained.

                  8.11 Closing Deliveries. The Seller shall have received at or prior to the Closing each of the following documents:

                           (a) such  certificates  of the Buyer's  officers  and
such other documents evidencing satisfaction of the conditions specified in this
Section 8 as the Seller shall reasonably request;

                           (b) a  certificate  of the  Secretary of State of the
State of Arizona as to the legal existence and good standing (including tax) of the Buyer in Arizona;

                           (c) a  certificate  of the  Secretary  of  the  Buyer
attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.1;

                           (d) Instrument of Assumption of Liabilities  executed
by the Buyer and accepted by the Seller;

                           (e)  payment  of the  Cash  Purchase  Price  and  the
Additional Purchase Price;

                           (f) cross receipt executed by the Buyer; and

                           (g) such other documents, instruments or certificates
as the Seller may reasonably request.

         9. Indemnification.

                  9.1 By the  Buyer  and the  Seller  and the  Stockholder.  The
Buyer, on the one hand, and the Seller and the Stockholder, jointly and severally on the other hand, hereby indemnifies and holds harmless the other party against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer or the Seller and the Stockholder in connection with each and all of the following:

                           (a)  Any  breach  by the  indemnifying  party  of any
representation or warranty in this Agreement;

                           (b)  Any  breach  of  any   covenant,   agreement  or
obligation of the indemnifying party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

                           (c) Any misrepresentation contained in any statement,
certificate or schedule furnished by the indemnifying party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement; and

                           (d) Any violation by the Seller of, or any failure by
the Seller to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Seller, the Assets or its business, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (i) in order to bring the Assets into compliance with environmental laws as a consequence of noncompliance with such laws on the Closing Date or (ii) in connection with the transfer of the Assets.

                  9.2 Limits on Indemnification. The Seller and Stockholder will not be liable for any matter described in this Section 9 (hereinafter referred to as a "Loss" or the "Losses") unless and until the aggregate amount of all such Losses exceeds $20,000 (the "Basket Amount"); provided, however, that unpaid Accounts Receivable shall be excluded from the Basket Amount and shall remain subject to the repurchase obligations set forth in Section 10.7; and provided further, that claims made pursuant to Section 10.8 shall be subject to a separate limitation as set forth in such paragraph. Thereafter, the Seller and the Stockholder shall be liable for the amount of such Losses in excess of $20,000 and shall pay such excess to Buyer in immediately available funds. If the aggregate of all such Losses exceeds $40,000, the Seller and the Stockholder shall thereupon pay Buyer the Basket Amount in immediately available funds. In no event shall the Seller and the Stockholder be liable for any Losses pursuant to this Section 9 in excess of the consideration received by the Seller and the Stockholder described in Section 1.2, as adjusted pursuant to Section 1.7.

                  9.3 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 9.3 of this Agreement.

                  9.4 Defense by Indemnification Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

                  9.5 Payment of Indemnification Obligation. The Seller and the Stockholder hereby agree that any claim for indemnification by the Buyer under this Section 9 or under any other provision of this Agreement may, at the Buyer's option, be set off against the Buyer's obligation to make earn-out payments pursuant to Sections 1.3(c) and 1.8; provided, however, that Buyer shall pay such set off amounts into an escrow account mutually agreeable to Buyer and the Stockholder until such time as the indemnification claim is resolved in full. Any interest earned on such escrow account shall inure to the benefit of the party prevailing on the matter. All indemnification by the Buyer or the Seller and the Stockholder hereunder (to the extent not satisfied in the manner specified in the preceding sentence) shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability. In the event the Buyer shall receive insurance proceeds pursuant to an unexpired insurance policy of Seller or Buyer, as the case may be, with respect to a matter Buyer is seeking indemnification hereunder, any amount required to be paid by the Seller and the Seller Stockholder pursuant to such indemnification obligation shall be net of any such insurance proceeds. In the event Buyer makes a claim on its insurance policy relating to a Loss for which Seller has an indemnification obligation pursuant to this Section 9, Seller shall pay any increase in insurance premiums resulting directly and proximately from such claim by Buyer on such insurance policy for a period of thirty (30) months following such increase; provided, however, that in no event shall such amount exceed the original claim for indemnification. Buyer shall provide Seller with such documentation relating to such increase as shall be reasonably necessary to establish the amount of such increase attributable to the claim.

                  9.6 Survival of Representations; Claims for Indemnification. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. Further, Buyer's covenant in Section 8.10 shall survive the Closing for the period specified therein. All such representations and warranties shall expire on December 31, 1999, except for claims, if any, asserted in writing prior to such date, which shall survive until finally resolved and satisfied in full; provided, however, that the representations and warranties of the Seller and the Stockholder made pursuant to (i) Section 2.13 shall survive forever or until all applicable statutory limitation periods have expired, taking into account any extensions of such periods, and (ii) Sections 2.26 and 9.1(d) shall survive for a period of ten (10) years following the Closing Date; and provided, further, that the limitations on survival shall not apply to any breach of this Agreement resulting from any wilful or knowing misrepresentation or omission or fraud. All claims and actions for indemnity pursuant to this Section 9 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to December 31, 1999, the referenced statutory period or ten (10) year period, as the case may be.

         10. Post-Closing Agreements.

         The Seller and the  Stockholder  agree that from and after the  Closing
Date:

                  10.1 Proprietary Information.

                           (a) The Seller shall hold in confidence,  and use its
best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the Seller and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller.
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
                           (b) The Seller  agrees that the remedy at law for any
breach of this Subsection 10.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 10.1.

                  10.2 No Solicitation or Hiring of Former Employees. Except as provided by law, for a period of three years after the Closing Date, the Seller shall not solicit any person who was an employee of the Seller on the Closing Date to terminate his employment with the Buyer or to become an employee of the Seller or hire any person who was such an employee on the date hereof or on the Closing Date.

                  10.3 Non-Competition Agreement.

                           (a) For a period of three  years  after  the  Closing
Date, neither the Seller nor any Affiliate thereof shall (i) manufacture, market or sell any product which has the same or substantially the same form, function and primary application as any existing or proposed product manufactured by the Seller on or prior to the Closing Date or (ii) engage in any business competitive with the business of the Seller as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Seller conducted its business during the two years prior to the Closing Date.

                           (b) The parties  hereto  agree that the  duration and
geographic scope of the  non-competition  provision set forth in this Subsection
10.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

                  10.4 Sharing of Data.

                           (a) The  Seller  shall  have the  right  for a period
commencing on the Closing Date and ending on April 20, 2003, to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Seller prior to the Closing Date and for complying with its Obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business of the Seller transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

                           (b) The  Seller  and the  Buyer  agree  that from and
after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof by the Buyer.

                  10.5 Use of Name. The Seller agrees not to use the name "P.R. Hoffman Machine Products" or any derivation thereof after the Closing Date in connection with any business whether or not related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date hereof.

                  10.6 Cooperation in Litigation. Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted, hereafter against or by such party relating to or arising out of the conduct of the business of the Seller prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, and will, if requested, reimburse the party providing such cooperation for such party's time spent in such cooperation and the reasonable salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

                  10.7 Repurchase of Accounts Receivable.

                           (a) For the period commencing on the Closing Date and
ending on November 30, 1997 (the "Collection Period"), the Buyer shall use its reasonable efforts to collect the Accounts Receivable. The Buyer may, but shall not be obligated to, use a collection agency or commence legal actions in connection with such collection efforts. Promptly after the expiration of the Collection Period, the Buyer shall give notice to the Seller designating those Accounts Receivable in excess of $2,500 which have not been collected as of the end of the Collection Period and which the Buyer wishes the Seller to purchase. Within ten days after receipt of such notice from the Buyer, the Seller shall purchase (without recourse to the Buyer) such designated Accounts Receivable then remaining unpaid for a purchase price equal to the face amount thereof.

                           (b)  Upon  the  Seller's  repurchase  of  any  unpaid
Account Receivable pursuant to this Subsection 10.7, (i) the Buyer shall promptly deliver to the Seller any tangible evidence of such Account Receivable then in the possession of the Buyer or under its control, and (ii) the Seller shall be entitled to such customary and reasonable actions as it deems necessary or desirable in order to collect such unpaid Account Receivable; provided, that the Seller shall consult with the Buyer prior to taking any collection action which might reasonably be expected to jeopardize the Buyer's relationship with such customer. The Buyer will, from time to time after such repurchase, execute and deliver to the Seller such instruments and other documents as the Seller may reasonably request to assist the Seller in its collection efforts.

                           (c) In the event  that any  payment  received  by the
Buyer during the Collection Period is remitted by a customer which is indebted under both Accounts Receivable and an account receivable arising out of the sale of inventory in the ordinary course of business after the Closing Date (a "New Receivable"), such payments shall first be applied to the Accounts Receivable due from such customer and the balance remaining after payment in full of all Accounts Receivable due from such customer shall be applied to the New Receivable; provided, however, that (i) with respect to any Account Receivable being contested or disputed by the payor thereof, no portion of the amount in dispute shall be deemed to have been collected by the Buyer in respect of the Account Receivable due from such customer (unless otherwise directed by the customer) until all amounts owed by such customer to the Buyer for New Receivables have been paid or such dispute has been resolved, whichever occurs first (it being understood that undisputed amounts of Accounts Receivable shall be applied in accordance with the priorities set forth above in this Subsection 10.7) and (ii) the foregoing priorities shall not apply to sums received by the Buyer which are specifically identified by the customer as being tendered in payment of a New Receivable. The Buyer agrees not to induce any customer to identify any payment as being in respect of a New Receivable, except in the event the Buyer reasonably determines to sell to said customer on a C.O.D. basis only.

                           (d)  The  Buyer  will  cooperate,   at  the  Seller's
expense, with the Seller in collecting any Accounts Receivable which are repurchased by the Seller pursuant to this Subsection 10.7; provided, however, that the foregoing shall not require the Buyer to be a party to any action brought by the Seller to collect such Accounts Receivable.

                           (e) The Buyer agrees to furnish to the Seller  within
15 days after the end of each month during the Collection period a statement setting forth the Accounts Receivable collected during such month and a trial balance of the uncollected Accounts Receivable showing the aging thereof as of the end of such month.

                           (f) The Seller  hereby  authorizes  the Buyer to open
any and all mail addressed to the Seller (if delivered to the Buyer) if received on or after the Closing Date and hereby grants to the buyer a power of attorney to endorse and cash any checks or instruments made payable or endorsed to the Seller or its order and received by the Buyer.

                           (g) The Seller  agrees that it will forward  promptly
to the Buyer any monies, checks or instruments received by the Seller after the Closing Date with respect to the Accounts Receivable, except with respect to those Accounts Receivable which are repurchased by the Seller pursuant to this Subsection 10.7.

                           (h) Any sums  received  by the  Buyer in  respect  of
Accounts Receivable (and so identified by the relevant account debtor) after their repurchase by the Seller pursuant to Subsections 10.7(a) hereof shall be promptly transmitted by the Buyer to the Seller. In addition, if receipt by the Buyer of unidentified sums of money from an account debtor who owes any Account Receivable repurchased by the Seller pursuant to Subsections 10.7(a) hereof results in such account debtor having an aggregate credit balance with the Buyer, the Buyer shall promptly transmit to the Seller an amount of money equal to the lesser of (a) such aggregate credit balance or (b) the remaining of all Accounts Receivable which have been repurchased by the Seller and are payable by such account debtor to the Seller.

                           (i) Seller's obligation to repurchase unpaid Accounts
Receivable, under this Section 10.7 may be satisfied by Buyer out of a holdback and/or setoff against monies or stock otherwise payable to Seller pursuant to Sections 1.3(c) and 1.8 hereof if not promptly paid by Seller in cash or delivery of a cashiers or bank check.

                  10.8 Product Claims and Returns. Seller shall be responsible for customer claims relating to services rendered by Seller prior to the Closing Date, and customer claims relating to, or returns of, products (which term for purposes of this Section 10.8 shall mean those products where there is sufficient evidence to reflect the date of shipment thereof) of Seller which (a) were sold and shipped or otherwise provided by the Seller prior to the Closing Date, (b) were in the finished goods inventory of the Seller as of the Closing Date, or (c) were work in process and more than fifty percent (50%) completed by the Closing Date. If a customer makes a claim or seeks a return and, in the judgment of the Buyer, the claim or return is proper, Buyer shall replace or repair, as the case may be, the services rendered or product purchased at the Buyer's then generally prevailing prices and labor rates. Such repairs and returns for the twelve (12) calendar months following the date of this Agreement shall be compared to the greater of $40,000 or the product of .008 times the gross sales of Seller for such period (the "Threshold Amount"). If the actual repairs and returns for such twelve (12) month period is lower than the greater of $40,000 or the product of .008 times the gross sales of Seller for such period, then Seller shall have no obligation to reimburse Buyer for any amounts pursuant to this Section 10.8. If the actual repairs and returns for such twelve
(12) month period exceeds the greater of $40,000 or the product of .008 times the gross sales of Seller for such period, then Buyer shall determine and advise Seller of the aggregate amount of such claims and returns and Seller shall promptly reimburse Buyer for the amounts thereof in excess of the Threshold Amount. Seller's obligation to reimburse Buyer for amounts pursuant to this
Section 10.8 shall expire on June 30, 1998, except for claims, if any, asserted in writing prior to such date, which shall survive until finally resolved and satisfied in full.

         11. Transfer and Sales Tax. Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Seller shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Seller shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Seller shall promptly reimburse the Buyer for any amounts so paid by the Buyer.

         12. Brokers and Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses incurred in connection herewith in the transactions contemplated hereby; provided, however, the parties agree that they will equally split the costs and expenses incurred in connection with the Accountant's preparation of the Audited Financial Statements. The Buyer acknowledges that it shall be responsible for fees owing to its investment banker, B.C. Capital Corp., in connection herewith. The Seller acknowledges that it shall be responsible for fees owing to its financial advisor, The Geneva Companies and affiliates, in connection herewith. Other than the foregoing, the parties hereto agree that no other person or entity is or will be entitled to any brokerage, finder's or similar fees in connection herewith.

         13. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

         To the Seller:            P.R. Hoffman Machine Products Corporation
                                        1517 Commerce Avenue
                                        Carlisle, Pennsylvania  17013
                                        Attention:  John R. Krieger
                                        Fax:  (717) 796-2132

         With a copy to:           McNees, Wallace & Nurick
                                        100 Pine Street
                                        P.O. Box 1166
                                        Harrisburg, Pennsylvania  17108-1166
                                        Attention:  W. Jeffry Jamouneau, Esq.
                                        Fax:  (717) 237-5300

         To the Buyer:             Amtech Systems, Inc.
                                        131 South Clark
                                        Tempe, Arizona 85281
                                        Attention: J. S. Whang
                                        Fax: (602) 968-3763

         With copies to:           Squire, Sanders & Dempsey L.L.P.
                                        40 North Central Avenue
                                        Suite 2700
                                        Phoenix, Arizona 85004
                                        Attention: Christopher D. Johnson,
                                                  Esq.
                                        Fax:  (602) 253-8129

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or via facsimile (with machine confirmation); or (b) three business days after being sent, if sent by registered or certified mail.

         14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a wholly-owned subsidiary. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement. Buyer acknowledges that Seller is adopting a plan of complete liquidation and dissolution to be effective upon the Closing.

         15. Entire Agreement; Amendments; Attachments

                           (a)  This  Agreement,   all  Schedules  and  Exhibits
hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

                           (b) If the  provisions  of any Schedule or Exhibit to
this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

         16. Bulk Sales Laws. Except for the indemnity provided by Seller pursuant to Section 9, Buyer and Seller waive compliance with any applicable bulk sales laws.

         17. Legal Fees. In the event that legal proceedings are commenced by the Buyer against the Seller, or by the Seller against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

         18. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with Pennsylvania law. Notwithstanding the foregoing choice of law, the parties expressly agree that any controversy, dispute, litigation or claim arising out of the subject matter of this Agreement and the transactions contemplated hereby shall be brought or commenced only in a federal or state court located in Maricopa County, Arizona. The parties agree to be subject to the personal jurisdiction of the federal and/or state courts situated in Maricopa County, Arizona and agree that a claim of forum non-conveniens shall not be a defense to an action initiated in such venues.

         19. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         20. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

(Corporate Seal)                             SELLER:

ATTEST:                                      P.R. HOFFMAN MACHINE PRODUCTS
                                             CORPORATION


                                             By:
----------------------------------              --------------------------------
Secretary                                        John R. Krieger
                                                 Its President



(Corporate Seal)                             BUYER:

ATTEST:                                      AMTECH SYSTEMS, INC.


                                             By:
----------------------------------              --------------------------------
Secretary                                        J.S. Whang
                                                 Its President



                                             STOCKHOLDER:



                                             -----------------------------------
                                             John R. Krieger
                                       40